UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2025

PROTAGENIC THERAPEUTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Protagenic Therapeutics, Inc. Common Stock	PTIX	Nasdaq
Protagenic Therapeutics, Inc. Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2025, Protagenic Therapeutics, Inc. (the “Company”) received a notification letter (the “Notice”) from the Nasdaq Listing Qualifications Staff (the “Staff”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(1) (minimum stockholders’ equity of $2,500,000) and Nasdaq Listing Rule 5250(c)(1) (timely filing of periodic reports).

As reported in the Company’s Transition Report on Form 10-QT for the period ended June 30, 2025, the Company’s stockholders’ equity no longer satisfies the minimum requirement of Rule 5550(b)(1). The Staff also cited the Company’s delated filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 as a separate basis for non-compliance under Rule 5250(c)(1). The Company is completing final steps for the Form 10-Q and expects to file it imminently.

Because the Company had only recently regained compliance and remains subject to a mandatory one-year panel monitoring period under Nasdaq Listing Rule 5815(d)(4)(B), the Staff issued a determination to delist the Company’s securities from The Nasdaq Capital Market.

The Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s determination.

●	A timely hearing request will automatically stay any suspension of the Company’s securities for 15 calendar days
●	The Company will also request that the Panel a stay any suspension, pending the outcome of the hearing.
●	During the automatic stay—and, if granted, during any extended stay—the Company’s common stock will continue to trade on The Nasdaq Capital Market.

There can be no assurance that the Panel will grant the Company’s request for an extended stay or that the Company will regain compliance with Nasdaq’s continued listing standards.

Item 7.01. Regulation FD Disclosure.

On November 26, 2025, the Company issued a press release announcing receipt of the Notice and its intention to request a hearing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information under Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s expected filing of its Quarterly Report on Form 10-Q, the Company’s planned appeal before the Panel, and the continued listing of the Company’s securities pending the appeal. Forward-looking statements are statements that are not historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, that there can be no assurance that the Company will file the Form 10-Q, that there can be no assurance that the Company will otherwise meet Nasdaq compliance standards, that there can be no assurance that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in the Company’s filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 26, 2025, furnished herewith.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: November 26, 2025	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer